SLM Student Loan Trust 2004-6
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 6/30/04 — 9/30/04

I. Deal Parameters

Student Loan Portfolio Characteristics			6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$2,945,462,996.92	$(222,244,192.33)	$2,723,218,804.59
	ii	Interest to be Capitalized	31,485,703.98		33,452,821.41

	iii	Total Pool	$2,976,948,700.90		$2,756,671,626.00

	iv	Specified Reserve Account Balance	7,501,443.00		6,891,679.07

	v	Total Adjusted Pool	$2,984,450,143.90		$2,763,563,305.07

B	i	Weighted Average Coupon (WAC)	3.137%		3.106%
	ii	Weighted Average Remaining Term	129.10		127.51
	iii	Number of Loans	755,934		709,392
	iv	Number of Borrowers	394,355		375,807
	v	Aggregate Outstanding Principal Balance — T-Bill	$414,523,056		$351,478,214
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$2,586,053,986		$2,405,193,412

						% of		% of
C	Notes			Spread	Balance 6/30/04	O/S Securities	Balance 10/25/04	O/S Securities
	i	A-1 Notes	78442GLZ7	0.000%	$654,000,000.00	21.580%	$416,255,358.25	14.904%
	ii	A-2 Notes	78442GMA1	0.040%	897,000,000.00	29.598%	897,000,000.00	32.118%
	iii	A-3 Notes	78442GMB9	0.100%	467,000,000.00	15.410%	467,000,000.00	16.721%
	iv	A-4 Notes	78442GMC7	0.150%	579,000,000.00	19.105%	579,000,000.00	20.732%
	v	A-5 Notes	78442GMD5	0.170%	342,664,000.00	11.307%	342,664,000.00	12.269%
	vi	B Notes	78442GME3	0.380%	90,918,000.00	3.000%	90,918,000.00	3.255%

	vii	Total Notes			$3,030,582,000.00	100.000%	$2,792,837,358.25	100.000%

D	Reserve Account		6/30/2004	10/25/2004
	i	Required Reserve Acct Deposit (%)	0.25%	0.25%

	ii	Reserve Acct Initial Deposit ($)	$7,501,443.00
	iii	Specified Reserve Acct Balance ($)	$7,501,443.00	$6,891,679.07
	iv	Reserve Account Floor Balance ($)	$3,000,577.00	$3,000,577.00
	v	Current Reserve Acct Balance ($)	$7,501,443.00	$6,891,679.07

E	Asset/Liability		6/30/2004	10/25/2004
	i	Total Adjusted Pool	$2,984,450,143.90	$2,763,563,305.07
	ii	Total Outstanding Balance Notes	$3,030,582,000.00	$2,792,837,358.25
	iii	Difference	$(46,131,856.10)	$(29,274,053.18)
	iv	Parity Ratio	0.98478	0.98952

*Section I.A. data as of 6/30/04, the settlement date. Section I.B. data as of 6/07/04, the statistical cutoff date

II. 2004-6 Transactions from: 6/30/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$225,496,787.89
	ii	Principal Collections from Guarantor	1,559,675.81
	iii	Principal Reimbursements	634,343.18
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$227,690,806.88

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$99,149.62
	ii	Capitalized Interest	(5,545,764.17)

	iii	Total Non-Cash Principal Activity	$(5,446,614.55)

C	Total Student Loan Principal Activity		$222,244,192.33

D	Student Loan Interest Activity
	i	Regular Interest Collections	$6,846,054.08
	ii	Interest Claims Received from Guarantors	13,590.86
	iii	Collection Fees/Returned Items	41,095.64
	iv	Late Fee Reimbursements	321,058.74
	v	Interest Reimbursements	10,799.29
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	11,018.17
	viii	Subsidy Payments	87,863.43

	ix	Total Interest Collections	$7,331,480.21

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,163.86)
	ii	Capitalized Interest	5,545,764.17

	iii	Total Non-Cash Interest Adjustments	$5,543,600.31

F	Total Student Loan Interest Activity		$12,875,080.52

G	Non-Reimbursable Losses During Collection Period		$102.51
H	Cumulative Non-Reimbursable Losses to Date		$102.51

III. 2004-6 Collection Account Activity 6/30/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$28,796,671.03
	ii	Consolidation Principal Payments	198,259,792.67
	iii	Reimbursements by Seller	(49,615.86)
	iv	Borrower Benefits Reimbursements	10,286.38
	v	Reimbursements by Servicer	14,928.63
	vi	Re-purchased Principal	658,744.03

	vii	Total Principal Collections	$227,690,806.88

B	Interest Collections
	i	Interest Payments Received	$5,079,097.57
	ii	Consolidation Interest Payments	1,879,428.97
	iii	Reimbursements by Seller	(64.62)
	iv	Borrower Benefits Reimbursements	4,959.14
	v	Reimbursements by Servicer	899.13
	vi	Re-purchased Interest	5,005.64
	vii	Collection Fees/Return Items	41,095.64
	viii	Late Fees	321,058.74

	ix	Total Interest Collections	$7,331,480.21

C	Other Reimbursements		$93,524.48

D	Reserves in Excess of the Requirement		$609,763.93

E	Interest Rate Cap Proceeds		$-

F	Administrator Account Investment Income		$-

G	Investment Earnings for Period in Trust Accounts		$609,896.45

H	Funds borrowed from previous distribution		$-

I	Return funds borrowed for previous distribution		$-

J	Initial Deposits into Collection Account		$25,064,341.10

	TOTAL AVAILABLE FUNDS		$261,399,813.05
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(4,392,607.68)

K	NET AVAILABLE FUNDS		$257,007,205.37

L	Servicing Fees Due for Current Period		$2,074,202.54

M	Carryover Servicing Fees Due		$-

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$2,094,202.54

IV. 2004-6   Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/7/2004	9/30/2004	6/7/2004	9/30/2004	6/7/2004	9/30/2004	6/7/2004	9/30/2004	6/7/2004	9/30/2004
INTERIM:

In School
Current	2.820%	2.771%	349,214	311,118	46.196%	43.857%	$1,460,815,951.58	$1,289,421,348.54	49.220%	47.349%

Grace
Current	2.830%	2.775%	161,675	118,498	21.387%	16.704%	594,790,804.01	502,377,871.31	20.040%	18.448%

TOTAL INTERIM	2.823%	2.772%	510,889	429,616	67.584%	60.561%	$2,055,606,755.59	$1,791,799,219.85	69.260%	65.797%
REPAYMENT

Active
Current	3.980%	3.902%	149,280	157,426	19.748%	22.192%	$532,812,636.28	$505,055,492.15	17.952%	18.546%
31-60 Days Delinquent	3.885%	3.777%	11,723	14,703	1.551%	2.073%	43,077,078.96	44,554,757.57	1.451%	1.636%
61-90 Days Delinquent	3.838%	3.646%	7,284	12,328	0.964%	1.738%	24,915,897.24	35,267,200.02	0.839%	1.295%
91-120 Days Delinquent	3.848%	3.795%	4,417	7,067	0.584%	0.996%	15,295,337.80	21,517,286.13	0.515%	0.790%
> 120 Days Delinquent	3.728%	3.788%	8,389	14,468	1.110%	2.039%	26,749,637.32	44,958,618.28	0.901%	1.651%

Deferment
Current	3.241%	3.138%	29,096	38,023	3.849%	5.360%	115,378,588.15	133,451,964.59	3.887%	4.901%

Forbearance
Current	3.840%	3.782%	34,856	35,499	4.611%	5.004%	154,115,207.56	145,663,142.11	5.193%	5.349%

TOTAL REPAYMENT	3.845%	3.750%	245,045	279,514	32.416%	39.402%	$912,344,383.31	$930,468,460.85	30.740%	34.168%
Claims in Process (1)	0.000%	3.767%	0	262	0.000%	0.037%	$0.00	$951,123.89	0.000%	0.035%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.137%	3.106%	755,934	709,392	100.000%	100.000%	$2,967,951,138.90	$2,723,218,804.59	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-6 Portfolio Characteristics by Loan Type and School Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	2.993%	393,982	$1,322,861,097.78	48.577%
- GSL — Unsubsidized	2.949%	271,813	1,134,174,981.81	41.648%
- PLUS Loans	4.298%	41,956	260,524,093.47	9.567%
- SLS Loans	5.317%	1,641	5,658,631.53	0.208%

- Total	3.106%	709,392	$2,723,218,804.59	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.088%	575,760	$2,400,739,132.73	88.158%
-Two Year	3.196%	93,407	224,584,228.95	8.247%
-Technical	3.337%	40,176	97,767,222.66	3.590%
-Other	4.507%	49	128,220.25	0.005%

- Total	3.106%	709,392	$2,723,218,804.59	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2004-6 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$9,973,920.45
B	Interest Subsidy Payments Accrued During Collection Period		5,118,350.33
C	SAP Payments Accrued During Collection Period		4,114,480.78
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		609,896.45
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$19,816,648.01

G	Interest Rate Cap Payments Due to the Trust
			Cap

	i	Cap Notional Amount	$525,000,000.00
	ii	Libor (Interpolated first period)	1.65656%
	iii	Cap %	6.00000%
	iv	Excess Over Cap ( ii-iii )	0.00000%
	v	Cap Payments Due to the Trust	$0.00

VII. 2004-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.0053838	6/30/04 — 10/25/04	1.65656%
B	Class A-2 Interest Rate	0.0055138	6/30/04 — 10/25/04	1.69656%
C	Class A-3 Interest Rate	0.0057088	6/30/04 — 10/25/04	1.75656%
D	Class A-4 Interest Rate	0.0058713	6/30/04 — 10/25/04	1.80656%
E	Class A-5 Interest Rate	0.0059363	6/30/04 — 10/25/04	1.82656%
F	Class B Interest Rate	0.0066188	6/30/04 — 10/25/04	2.03656%

VIII. 2004-6 Inputs From Initial Period 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,945,462,996.92
	ii	Interest To Be Capitalized	31,485,703.98

	iii	Total Pool	$2,976,948,700.90
	iv	Specified Reserve Account Balance	7,501,443.00

	v	Total Adjusted Pool	$2,984,450,143.90

B	Total Note and Certificate Factor		1.0000000
C	Total Note Balance		$3,030,582,000.00

D	Note Balance 6/30/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$654,000,000.00	$897,000,000.00	$467,000,000.00	$579,000,000.00	$342,664,000.00	$90,918,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$7,501,443.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-I )		$257,007,205.37	$257,007,205.37

B	Primary Servicing Fees-Current Month		$2,074,202.54	$254,933,002.83

C	Administration Fee		$20,000.00	$254,913,002.83

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$3,521,018.28	$251,391,984.55
	ii	Class A-2	$4,945,896.54	$246,446,088.01
	iii	Class A-3	$2,666,018.94	$243,780,069.07
	iv	Class A-4	$3,399,494.28	$240,380,574.79
	v	Class A-5	$2,034,163.16	$238,346,411.63
	vi	Class B	$601,769.88	$237,744,641.75

	vii	Total Noteholder’s Interest Distribution	$17,168,361.08

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$237,744,641.75	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder’s Principal Distribution	$237,744,641.75

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificate Holder		$0.00	$0.00

X. 2004-6 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due		$3,521,018.28	$4,945,896.54	$2,666,018.94	$3,399,494.28	$2,034,163.16	$601,769.88
	ii	Quarterly Interest Paid		3,521,018.28	4,945,896.54	2,666,018.94	3,399,494.28	2,034,163.16	601,769.88

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$267,018,694.93	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		237,744,641.75	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$29,274,053.18	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$241,265,660.03	$4,945,896.54	$2,666,018.94	$3,399,494.28	$2,034,163.16	$601,769.88

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/04		$3,030,582,000.00
	ii	Adjusted Pool Balance 9/30/04		2,763,563,305.07

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$267,018,694.93

	iv	Adjusted Pool Balance 6/30/04		$2,984,450,143.90
	v	Adjusted Pool Balance 9/30/04		2,763,563,305.07

	vi	Current Principal Due (iv-v)		$220,886,838.83
	vii	Notes Issued Exceeding Adjusted Pool Balance		46,131,856.10

	viii	Principal Distribution Amount (vi + vii)		$267,018,694.93

	ix	Principal Distribution Amount Paid		$237,744,641.75

	x	Principal Shortfall (viii — ix)		$29,274,053.18

C		Total Principal Distribution		$237,744,641.75
D		Total Interest Distribution		17,168,361.08

E		Total Cash Distributions		$254,913,002.83

F	Note Balances		6/30/2004	10/25/2004
	i	A-1 Note Balance 78442GLZ7	$654,000,000.00	$416,255,358.25
		A-1 Note Pool Factor	1.0000000	0.6364761

	ii	A-2 Note Balance 78442GMA1	$897,000,000.00	$897,000,000.00
		A-2 Note Pool Factor	1.0000000	1.0000000

	iii	A-3 Note Balance 78442GMB9	$467,000,000.00	$467,000,000.00
		A-3 Note Pool Factor	1.0000000	1.0000000

	iv	A-4 Note Balance 78442GMC7	$579,000,000.00	$579,000,000.00
		A-4 Note Pool Factor	1.0000000	1.0000000

	v	A-5 Note Balance 78442GMD5	$342,664,000.00	$342,664,000.00
		A-5 Note Pool Factor	1.0000000	1.0000000

	vi	B Note Balance 78442GME3	$90,918,000.00	$90,918,000.00
		B Note Pool Factor	1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$7,501,443.00
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$7,501,443.00
	iv	Required Reserve Account Balance		$6,891,679.07

	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve — Release to Waterfall		$609,763.93
	vii	Ending Reserve Account Balance		$6,891,679.07

XI. 2004-6 Historical Pool Information

			6/30/04 - 9/30/04
Beginning Student Loan Portfolio Balance			$2,945,462,996.92
	Student Loan Principal Activity
	i	Regular Principal Collections	$225,496,787.89
	ii	Principal Collections from Guarantor	1,559,675.81
	iii	Principal Reimbursements	634,343.18
	iv	Other System Adjustments	—

	v	Total Principal Collections	$227,690,806.88
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$99,149.62
	ii	Capitalized Interest	(5,545,764.17)

	iii	Total Non-Cash Principal Activity	$(5,446,614.55)
(-)	Total Student Loan Principal Activity		$222,244,192.33
	Student Loan Interest Activity
	i	Regular Interest Collections	$13,590.86
		Interest Claims Received from
	ii	Guarantors	41,095.64
	iii	Collection Fees/Returned Items	321,058.74
	iv	Late Fee Reimbursements	10,799.29
	v	Interest Reimbursements	—
	vi	Other System Adjustments	11,018.17
	vii	Special Allowance Payments	87,863.43
	viii	Subsidy Payments	7,331,480.21

	ix	Total Interest Collections	$7,816,906.34
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,163.86)
	ii	Capitalized Interest	5,545,764.17

	iii	Total Non-Cash Interest Adjustments	$5,543,600.31

	Total Student Loan Interest Activity		$13,360,506.65
(=)	Ending Student Loan Portfolio Balance		$2,723,218,804.59
(+)	Interest to be Capitalized		$33,452,821.41

(=)	TOTAL POOL		$2,756,671,626.00

(+)	Reserve Account Balance		$6,891,679.07

(=)	Total Adjusted Pool		$2,763,563,305.07

XII. 2004-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Oct-04	$2,756,671,626	21.03%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.